Exhibit 99.1

OncoGenex Pharmaceuticals, Inc. Reports Financial Results for First Quarter 2015

Conference call to be held on Thursday, May 14, 2015 at 4:30 p.m. Eastern Time

BOTHELL, WA, and VANCOUVER, British Columbia, May 14, 2015 – OncoGenex Pharmaceuticals, Inc. (NASDAQ: OGXI) today announced first quarter 2015 financial results.

Recent Developments and Anticipated Near-term Milestones

Custirsen

•	On April 27, 2015, OncoGenex announced it regained rights to custirsen, its investigational compound currently in Phase 3 clinical development as a treatment for prostate and lung cancers. This transfer of rights occurred in connection with the termination of the 2009 collaboration agreement between OncoGenex and Teva. The agreement between the two parties to terminate the collaboration included a $23.2 million paid to OncoGenex from Teva.

•	On April 30, 2015 OncoGenex announced it filed an amendment with the U.S. Food and Drug Administration (FDA) and has initiated or will be initiating filings with regulatory agencies in other countries, as OncoGenex becomes the sponsor in those specific countries, to amend the statistical design and analysis plan of its pivotal, international Phase 3 ENSPIRIT trial evaluating custirsen in the treatment of non-small cell lung cancer. The protocol amendment is designed to reduce the number of patients required to be enrolled in the trial and include an earlier, more rigorous second interim futility analysis. Based on the current ENSPIRIT enrollment and the changes discussed, OncoGenex believes final survival results could be available as soon as the 2nd half of 2016.

•	OncoGenex will have two posters presentations, one oral presentation and one poster discussion at the upcoming American Society of Clinical Oncology (ASCO) Annual Meeting, including presentation of an exploratory analysis of the Phase 3 SYNERGY trial that showed a significant survival benefit in men who received custirsen and who were defined as having poor prognosis.

•	As a result of the Phase 3 SYNERGY analysis, OncoGenex is seeking advice from the FDA and other regulatory authorities on plans to amend the Phase 3 AFFINITY trial statistical analysis plan and include an evaluation of survival benefit in men with poor prognosis. The meeting with the FDA will occur in June 2015. The analysis, if permitted by regulatory authorities, would evaluate patients who have at least two of five poor prognostic factors, which consist of: poor performance status, elevated prostate specific antigen, elevated lactate dehydrogenase, decreased hemoglobin, or the presence of liver metastasis.

Financial

•	On April 30, 2015 OncoGenex announced it entered into a share purchase agreement with Lincoln Park Capital Fund, LLC in which OncoGenex may sell up to $16,000,000 of shares of common stock over the 24 month term of the Purchase Agreement. The agreement includes an initial purchase of 956,938 Series A-1 units, with each Series A-1 unit consisting of one share of common stock and a Series A-1 warrant to purchase one-quarter of one share of common stock, representing aggregate gross proceeds of $2,000,000.

“We are pleased with the progress we have made already in 2015, including regaining the rights to custirsen and continuing its clinical evaluation in patients with advanced cancers,” said Scott Cormack, President and CEO of OncoGenex. “We have already moved forward with our plans to modify the ENSPIRIT statistical design and analysis plan intended to reduce the number of required patients enrolled in the trial and include an earlier, more rigorous second interim futility analysis, which we believe is a more responsible course of action for patients. With custirsen now back under our full control including plans to enhance the development plan, along with a flexible financing vehicle now in place with Lincoln Park, we are excited about our prospects in the coming months and beyond.”

Financial Update and Results

•	Revenue for the first quarter ended March 31, 2015 was $1.4 million compared with $11.7 million for the first quarter of 2014. Revenue earned in the first quarter of 2015 consists of reimbursable clinical trial, manufacturing and preclinical costs incurred by OncoGenex under the collaboration agreement with Teva.

•	Total operating expenses for the first quarter ended March 31, 2015 were $6.4 million compared with $19.7 million for the first quarter of 2014.

•	Net loss for the first quarter ended March 31, 2015 was $4.5 million, or $0.20 per dilluted common share, compared with $8.6 million, or $0.59 per diluted common share for the first quarter ended March 31, 2014.

•	In Feburary 2015, the company announced the execution of new lease agreements enabling the relocation of its Bothell, Washington headquarters, yielding significant savings through 2017.

•	The company had $40.4 million in cash, cash equivalents and short-term investments as of March 31, 2015, compared to $47.1 million as of December 31, 2014. This cash amount does not include the $23.2 million received from Teva in April 2015 in connection with the termination agreement.

•	Based on our current expectations, OncoGenex believes that its cash, cash equivalents, short-term investments and amounts receivable from Teva in connection with the Termination Agreement will be sufficient to fund its currently planned operations into the third quarter of 2016, which may include:

•	Announcement of Phase 3 AFFINITY trial results expected late 2015 or early 2016;

•	Continuation of the ENSPIRIT trial through late 2015 or early 2016, including the second interim futility analysis expected in mid-2015;

•	Completion of enrollment in the Phase 2 Borealis-2™ trial;

•	Announcement of the Phase 2 Spruce™ trial results;

•	Continued enrollment in the Phase 2 Cedar™ trial;

•	Announcement of the Phase 2 Rainier™ trial results; and

•	Continued enrollment in the Phase 2 Pacific™ trial, with preliminary results expected in 2015.

•	At May 14, 2015, OncoGenex had 23,762,606 shares outstanding.

Consolidated Statements of Loss

(In thousands, except per share and share data)

(unaudited)

	Three months ended March 31,
	2015	2014
Collaboration revenue	$1,374	$11,731
Operating expenses:
Research and development	3,673	16,903
General and administrative	2,698	2,757

Total operating expenses	6,371	19,660

Loss from operations	(4,997)	(7,929)
Other income	480	(707)

Net loss	$(4,517)	$(8,636)

Basic and diluted net loss per share	$(0.20)	$(0.59)

Weighted average number of basic and diluted common shares	22,656,022	14,721,500

Consolidated Balance Sheets

(In thousands)

	March 31		December 31,
	2015		2014
	(unaudited	)
Assets:
Cash, cash equivalents, short term investments and restricted cash	$40,559		$47,308
Interest receivable	71		113
Amounts receivable	1,559		5,676
Prepaid expenses and other current assets	3,008		2,165
Property, equipment and other assets	1,187		1,029

Total assets	$46,384		$56,291

Liabilities and stockholders’ equity:
Accounts payable and accrued liabilities	$12,398		$15,730
Current portion of long-term obligations	52		236
Warrant liability	2,537		3,002
Lease termination liability	1,250		3,250
Long term liabilities	128		14
Stockholders’ equity	30,019		34,059

Total liabilities and stockholders’ equity	$46,384		$56,291

Conference Call Details

OncoGenex will host a conference call at 4:30 p.m. Eastern Time today, Thursday, May 14, 2015, to provide a business update and discuss the first quarter 2015 results. A live event will be available on the Investor Relations section of the OncoGenex website at www.OncoGenex.com. Alternatively, you may access the live conference call by dialing (877) 606-1416 (U.S. & Canada) or (707) 287-9313 (International). A webcast replay will be available approximately two hours after the call and will be archived on www.OncoGenex.com for 90 days.

About OncoGenex

OncoGenex is a biopharmaceutical company committed to the development and commercialization of new therapies that address treatment resistance in cancer patients. OncoGenex has a diverse oncology pipeline, with each product candidate having a distinct mechanism of action and representing a unique opportunity for cancer drug development. Custirsen is currently in Phase 3 clinical development as a treatment in men with metastatic castrate-resistant prostate cancer and in patients with advanced, unresectable non-small cell lung cancer. Apatorsen is in Phase 2 clinical development and OGX-225 is currently in pre-clinical development. More information is available at www.OncoGenex.com and at the company’s Twitter account: https://twitter.com/OncoGenex_IR.

OncoGenex’ Forward Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding our anticipated product development activities, such as expected clinical trial completion and design, statements regarding the potential benefits and potential development of our product candidates and statements regarding our expected financial results and expected cash requirements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These statements are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. Such forward-looking statements are subject to risks and uncertainties, including, among others, the risk that our product candidates do not demonstrate the hypothesized or expected benefits, the risk of delays in our expected clinical trials, the risk that new developments in the rapidly evolving cancer therapy landscape require changes in our clinical trial plans or limit the potential benefits of our product, the risk that our cash resources are insufficient to fund our planned activities for the time period expected and the other factors described in our risk factors set forth in our filings with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update the forward-looking statements contained herein or to reflect events or circumstances occurring after the date hereof, other than as may be required by applicable law.

Borealis-1™, Borealis-2™, Rainier™ and Spruce™ are registered trademarks of OncoGenex Pharmaceuticals, Inc.

OncoGenex Contact:

Jim DeNike

jdenike@oncogenex.com

(425) 686-1514